ANNEX 1

PERFORMANCE BASED PAY PLAN GOALS AND MEASURES FOR 2014

This Annex sets forth the goals for the Alaska Air Group Performance Based Pay Plan for the 2014 Plan
year.

The performance goals for 2014 are divided into two groups: Operational Performance and Financial
Performance. The Operational Performance goals, which are based on safety, employee engagement and cost per available seat mile (CASM) measures, represent 30% of the total weight. The Financial
Performance goal is based on the Company’s profitability and represents 70% of the total weight.

a. Operational Performance. Operational Performance is equally divided into three categories:

1.     Safety (10%)

No award for Safety will be earned by any Alaska or Horizon employee if there is an on-the-job employee fatality or operation-related passenger fatality. The
Compensation and Leadership Development Committee retains discretion to determine whether a passenger fatality is operation-related.

A Safety payout requires the attainment of stated goals for “Level 3” safety events.

For Alaska:
Threshold 1.0 or fewer “Level 3” safety events*
Target 0.7 or fewer “Level 3” safety events*
Maximum 0.4 or fewer “Level 3” safety events*

For Horizon:
Threshold 1.0 or fewer “Level 3” safety events*
Target 0.7 or fewer “Level 3” safety events*
Maximum 0.4 or fewer “Level 3” safety events*

* Per 10,000 departures.

2.     Employee Engagement/Customer Satisfaction (10%)

Employee Engagement/Customer Satisfaction will be measured by the number of times each airline meets or exceeds the monthly Operational Performance
Rewards (OPR) Customer Satisfaction goal. The OPR goal is measured through online surveys of recent customers and is based 50% on employee attitude, courtesy and helpfulness, 25% on satisfaction on the most recent flight, and 25%
on satisfaction over the past 12 months.

For Alaska:
Threshold     Total of 6 months with OPR score of 80% or higher
Target         Total of 8 months with OPR score of 80% or higher
Maximum Total of 11 months with OPR score of 80% or higher

For Horizon:
Threshold Total of 6 months with OPR score of 82% or higher
Target Total of 8 months with OPR score of 82% or higher
Maximum Total of 11 months with OPR score of 82% or higher

3.     CASM (cost per available seat mile) ex. fuel (10%).

CASM calculations exclude fuel costs and may be adjusted for certain Excluded
Items and Alternative Accounting Treatments (as defined below), as appropriate at the discretion of the Compensation Committee.

Alaska CASM ex. fuel:
Threshold 7.65¢
Target 7.55¢
Maximum 7.45¢

Horizon CASM ex. fuel:
Threshold 12.5¢
Target 12.3¢
Maximum 12.1¢

b. Financial Performance. (70% of the total). Financial Performance is measured by the
Company’s Profitability.

Alaska Air Group Profitability (70% of the total).

The Profitability measure is the Adjusted Pre-Tax Profit of the Company, as defined below.
Threshold $ 350 million
Target $ 550 million
Maximum $ 750 million

“Adjusted Pretax Profit” means the net income of Alaska Air Group, Inc. as computed under Generally Accepted Accounting Principles (GAAP), adjusted for Excluded Items and Alternative Accounting Treatments. “Excluded Items” means (a) income taxes,
(b) pretax expense under any Alaska Air Group (or subsidiary) profit sharing, performance-based pay, operational performance rewards, variable pay plan, or similar such programs as determined in the discretion of the Compensation Committee, and (c)
special income or expense items that, in the discretion of the Compensation Committee, should be excluded because recognizing them would not appropriately serve the goals of the Plan. These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, the impact of changes in accounting principle, government refunds or assistance and cumulative effect of accounting changes. “Alternative Accounting
Treatments” means expense or income items that, for purposes of calculating Adjusted
Pretax Profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Compensation Committee, using GAAP accounting methods would not appropriately serve the goals of the Plan. These may include, without limitation, fuel hedge accounting on an “as settled” basis.